Exhibit 99.3

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Class A ordinary shares, par value of $0.0001 per share, of Tuniu Corporation, dated as of November 30, 2020 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 30, 2020

Fabulous Jade Global Limited

By:	/s/ Ruozhu Wang
Name:	Ruozhu Wang
Title:	Director

Hopeful Tourism Limited

By:	/s/ Ruozhu Wang
Name:	Ruozhu Wang
Title:	Director

Caissa Sega Tourism Culture Investment Limited

By:	/s/ Ruozhu Wang
Name:	Ruozhu Wang
Title:	Director

Caissa Sega Tourism Culture Development Group Co., Ltd.

By:	/s/ Xiaobing Chen
Name:	Xiaobing Chen
Title:	Chairman of the Board

OPW Investment Co., Ltd.

By:	/s/ Xiaobing Chen
Name:	Xiaobing Chen
Title:	Executive Director

By:	/s/ Xiaobing Chen
Xiaobing Chen